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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VIRGINIA SAVINGS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VIRGINIA SAVINGS BANCORP, INC.

April 28, 2008

Dear Fellow Shareholders:

You are cordially invited to attend the first Annual Meeting of Shareholders of Virginia Savings Bancorp, Inc., to be held on Thursday, May 22, 2008 at 1:00 p.m., at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia.

The primary business of the meeting will be to elect three directors to serve for a three-year term. We also will report to you on our progress during 2007 and our plans going forward.

We hope you will be with us on May 22nd. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We greatly appreciate and value your continuing support.

Sincerely,

/s/ W. Michael Funk
W. Michael Funk
President and Chief Executive Officer

VIRGINIA SAVINGS BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 22, 2008

To Our Shareholders:

The Annual Meeting of Shareholders of Virginia Savings Bancorp, Inc. (the “Company”) will be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on May 22, 2008 at 1:00 p.m. for the following purposes:

1.	To elect three (3) directors, each to serve for a three-year term; and

2.	To transact such other business as may properly come before the meeting.

The Company has fixed March 31, 2008, as the record date for the Annual Meeting. Only holders of record of Company common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting.

By Order of the Board of Directors

/s/ Noel F. Pilon
Noel F. Pilon
Secretary

Front Royal, Virginia

April 28, 2008

Please mark, sign, date and return your proxy card promptly, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have already sent in your proxy card.

VIRGINIA SAVINGS BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2008

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of Virginia Savings Bancorp, Inc. for the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on May 22, 2008, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In this proxy statement, we refer to the Board of Directors as the “Board” and to Virginia Savings Bancorp, Inc. as “we,” “us,” or the “Company.” The approximate mailing date of this proxy statement and accompanying proxy is April 28, 2008.

Voting Rights of Shareholders

Only holders of record of the Company’s common stock at the close of business on March 31, 2008, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, there were 1,899,984 shares of common stock outstanding and entitled to vote, held by approximately 562 shareholders of record. The Company has no other securities outstanding and entitled to vote at the Annual Meeting.

Each share of Company common stock entitles the holder thereof to one vote on all matters presented at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to a matter.

Use and Revocation of Proxies

If the enclosed proxy card is properly executed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If no instructions are given, the proxy will be voted for the election of the three nominees for director, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

Execution of a proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy card and for any reason desires to revoke it may do so at any time before the proxy card is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised proxy bearing a later date, or by attending the Annual Meeting and voting in person after having withdrawn the proxy.

Solicitation of Proxies

The expenses of soliciting proxies will be borne by the Company. Proxies are being solicited by mail, and also may be solicited by directors, officers and employees of the Company in person, by telephone or by mail. Directors, officers and employees of the Company will not receive special compensation for their solicitation activities. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Company common stock.

ELECTION OF DIRECTORS

(Proposal One)

The articles of incorporation of the Company provide that the Board of Directors shall be divided into three classes which are as nearly equal in number as possible. The term of office for Class I directors will expire at the Annual Meeting. The three persons named immediately below, each of whom currently serves as a director of the Company, will be nominated to serve as Class I directors. If elected, the three nominees will serve until the Annual Meeting of Shareholders held in 2011. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason one of the nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

The table below presents information concerning the nominees for director of the Company and each director whose term continues. The Board of Directors recommends the nominees, as set forth below, for election and that you vote “FOR” these nominees.

Name (Age)	Served as Director Since (1)	Principal Occupation During the Last Five Years
2008 CLASS I (NOMINEES FOR ELECTION):

Samuel J. Baggarly (65)	1968	Accountant in private practice, Front Royal, Virginia

Kent E. Coons (65)	1977	Self employed real estate appraiser, Front Royal, Virginia

Arnold M. Williams, Sr. (69)	1968	Retired real estate appraiser, Front Royal, Virginia

OTHER DIRECTORS NOT STANDING FOR RE-ELECTION AT THIS TIME

2009 Class II (Directors Serving Until the 2009 Annual Meeting):

Webb R. Davis (76)	1987	President and Owner of Davis Paving Company, Front Royal, Virginia

W. Michael Funk (55)	1994	President and Chief Executive Officer of the Company since April 2007; President of the Bank since November 2007; Chief Executive Officer of the Bank since November 1989; Executive Vice President of the Bank from June 1991 to November 2007

Francis D. Hall (78)	1977	Chairman of the Board of the Company; Retired; Former co-Owner of the Royal Palace Cleaners and Bullock Quality Cleaners, Front Royal, Virginia

2010 Class III (Directors Serving Until the 2009 Annual Meeting):

J. William Gilliam (71)	1971	Chairman of the Board of the Bank; Attorney in private practice in Virginia; President of the Bank from 1984 to November 2007 (not an employee)

David L. Wines (72)	1968	Owner of Wines Bookkeeping Service, Front Royal Virginia

(1)	Includes service as a director of Virginia Savings Bank, F.S.B. (the “Bank”).

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

The Company’s Board of Directors has determined that except for Messrs. Coons and Funk, each other director is considered to be an “independent director” within the director independence standards of The NASDAQ Stock Market LLC (“NASDAQ”). In making this determination, the Board has concluded that none of these independent directors has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

There is no family relationship between any directors, executive officers or persons nominated or chosen to become directors or executive officers. No director serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Board Meetings and Committees

In November 2007, the Bank reorganized into the holding company form of organization (the “reorganization”). The board and committee information contained in this proxy statement includes information on our organization as a stand alone bank and as a holding company during 2007.

Each director is expected to devote sufficient time, energy and attention to ensure performance of the director’s duties, including attendance at Board of Directors and committee meetings. There were 15 meetings of the Board of Directors held during the year ended December 31, 2007 (including Bank board meetings prior to the reorganization). Each director attended greater than 75% of the total number of meetings of the Board and its committees on which he served during 2007. Directors are encouraged to attend shareholder meetings, and all directors attended the 2007 Annual Meeting of Shareholders.

The Board of Directors has an Executive Committee, an Audit Committee, a Salary and Personnel Committee, and a Nominating Committee.

Executive Committee. The Executive Committee of the Board of Directors, on which the entire Board of Directors serves, met on 12 occasions in 2007, and to the extent permitted, has been empowered to exercise all the authority vested in the Board of Directors between meetings of the Board.

Audit Committee. The Audit Committee is composed of Messrs. Baggarly, Davis, Gilliam and Wines. Each of these directors is considered an “independent director” within the NASDAQ director independence standards and meets the definition of “independent” as defined under the Securities and Exchange Commission’s Rule 10A-3. Information regarding the functions performed by the committee, its membership and the number of meetings is set forth in the “Report of the Audit Committee” section below. The Audit Committee has a charter, which is attached to this proxy statement as Appendix A. The Board of Directors of the Company has determined that it has an “audit committee financial expert” as that term is defined by the regulations of the Securities and Exchange Commission (“SEC”). Mr. Samuel J. Baggarly, chairman of the Audit Committee, is the Company’s audit committee financial expert. The Audit Committee met four times during 2007.

Salary and Personnel Committee. The Salary and Personnel Committee consists of Messrs. Hall, Williams and Wines, and is responsible for reviewing and making recommendations with respect to the compensation of the officers of the Company and the Bank. Such committee, which does not have a charter, met once during 2007.

Nominating Committee and Procedures. The Company’s Board of Directors does not have a standing nominating committee. The Board believes that it does not need a separate nominating committee because a majority of the directors are independent and that shareholders are best served by having such directors participate in the selection of board nominees.

In its capacity as the nominating committee, the Board of Directors will accept for consideration shareholder nominations for directors if made in writing to the Secretary of the Company at least 20 days prior to the date of an annual meeting. Shareholder nominations for new directors must include the name, age, business and personal addresses of the nominee, the nominee’s principal occupation for the last five years, the number of shares of Company common stock beneficially owned by the nominee, and any other information related to the nominee that is required to be disclosed in proxies for the election of directors under the regulations of the Exchange Act. The above procedures are in addition to the procedures regarding inclusion of shareholder proposals in proxy materials set forth in “Shareholder Proposals” in this proxy statement.

The Company does not have any specific minimum qualifications that must be met by a nominee and does not distinguish between nominees recommended by Board members or by shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among the Board. The Board will consider the nominee’s character and integrity and evaluate such factors as his or her education, business experience and knowledge of the banking industry. The Board will also evaluate the nominee’s willingness and ability to devote the necessary time and effort to objectively represent the shareholders’ interests as a director. In connection with the nomination process in 2008, the Board met once. As of the date of this proxy statement, the Company has not received any shareholder nominations for director with respect to the Annual Meeting.

Shareholder Communications with the Board

The Board does not have a formal policy regarding shareholder communications with the Board of Directors. Any shareholder who wishes to communicate directly with the entire Board or with a director of the Company may do so by writing to the Board of Directors c/o Noel F. Pilon, Secretary, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

Director Compensation

Our directors are compensated for their serving as directors of the Company and the Bank. During 2007, each director who was not a full time employee of the Bank was paid a $550 fee for each board meeting attended. The Bank also pays group life and health insurance for the directors, the 2007 premiums of which are reflected in the director compensation table below as “All Other Compensation.” Directors serving as members of the Bank’s Executive, Audit, Salary and Personnel, and Loan Committees who are not full time employees of the Bank received a $200 fee for each Executive Committee meeting attended and a $150 for all other committee meetings attended.

Name	Feels Earned or Paid in Cash	All Other Compensation	Total
Samuel J. Baggarly	$12,750	$13,715	$26,465
Kent E. Coons	13,600	25,247	38,847
Webb R. Davis	13,600	14,369	27,969
J. William Gilliam	12,650	25,938	38,588
Francis D. Hall	13,600	18,365	31,965
Arnold M. Williams, Sr.	13,000	25,938	38,938
David L. Wines	13,550	25,938	39,488

Related Party Transactions

Certain directors and officers of the Company and members of their immediate families, and corporations, partnerships and other entities with which such persons are affiliated, are customers of the Bank. As such, these persons and entities had transactions with the Bank during 2007. All loans and commitments to loan by the Bank to such persons and entities were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. The Company expects to have in the future similar banking transactions with directors, officers and persons or entities related to them. The aggregate balance of loans outstanding to directors and officers of the Company, their family members and affiliates was approximately $64,500 on December 31, 2007.

Mr. Kent E. Coons provides real estate appraisal and inspection services to the Bank. Mr. Coons received $76,435 in 2007 and $122,260 in 2006 for these services. During 2007, Mr. Coons was the only director providing services to the Bank during those years. Management anticipates that Mr. Coons will continue to provide such services to the Bank in the future. The fees paid for the above stated services are comparable to amounts which would have otherwise been charged by unrelated parties.

Executive Officers who are not Directors

The following provides information on our executive officers who do not serve as directors of the Company:

Noel F. Pilon. Mr. Pilon, 70, has been Senior Vice President and Chief Financial Officer of the Company since April 2007. Mr. Pilon joined the Bank in October, 1989 as Vice President and Chief Financial Officer, and has served as its Senior Vice President and Chief Financial Officer since June 1991.

Theresa B. Catlett. Ms. Catlett, 48, has been Senior Vice President of the Bank since June 1995. Ms. Catlett joined the Bank in 1984.

Code of Ethics

The Company has a Code of Ethics that applies to the Company’s principal executive officer and principal accounting officer. A request for a copy of the Company’s Code of Ethics can be made in writing to Mr. Noel F. Pilon, Chief Financial Officer, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Beard Miller Company LLP (“Beard Miller”), the Company’s independent accountants for 2007, that firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The committee also reviewed the matters that are required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the SEC. The Audit Committee has also selected Beard Miller as the Company’s independent auditors for the year ending December 31, 2008.

Members of the Audit Committee of Virginia Savings Bancorp, Inc.

Samuel J. Baggarly, Chairman
Webb R. Davis
J. William Gilliam
David L. Wines

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Company’s consolidated financial statements for the year ended December 31, 2007 were audited by Beard Miller Company LLP. Fees paid for services during the years ended December 31, 2007 and 2006 to Beard Miller are as follows:

	2007	2006
Audit Fees	$75,251	$55,317
Audit Related Fees	—	—
Tax Fees	4,476	4,346
All Other Fees	—	—

Total Fees	$79,727	$59,663

The Audit Committee pre-approves all audit, audit related and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement. The Company’s Audit Committee reviewed the fees paid to Beard Miller and considered whether the provision of non-audit services was compatible with maintaining the auditor’s independence. The Audit Committee concluded that the non-audit services provided by the auditors did not give rise to a conflict of interest situation. Beard Miller advised the Company that neither the firm nor any of its partners nor employees have any relationships with the Company or its subsidiary.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth as of March 31, 2008, certain information on the shares of Company common stock beneficially owned by (i) each shareholder that owns more than 5% of the outstanding shares of the common stock, (ii) each director and director nominee of the Company, (iii) each named executive officer in the Summary Compensation Table on page 8 and (iv) all directors, director nominees and executive officers of the Company as a group. The mailing address for the directors and executive officers of the Company is 600 Commerce Avenue, Front Royal, Virginia 22630.

	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Sara S. D’Amato (2) Executrix for the Estate of Ronald S. Gilliam 2309 Upper Greens Place Virginia Beach, Virginia 23456	202,802	(3)	10.7%

Directors and Named Executive Officers:

Samuel J. Baggarly	67,000		3.5%
Kent E. Coons	68,584	(3)	3.6
Webb R. Davis	116,540	(3)	6.1
W. Michael Funk	16,016	(3)	*
J. William Gilliam	165,550	(3)	8.7
Francis D. Hall	150,000	(3)	7.9
Noel F. Pilon	-0-		—
Arnold M. Williams, Sr.	58,608	(3)	3.1
David L. Wines	64,804	(3)	3.4

All directors and executive officers as a group (10 persons)	710,052	(3)	37.4%

*	Represents less than 1% of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Ms. D’Amato is the niece of J. William Gilliam, a director of the Company.
(3)	Includes shares held by affiliated corporations, by immediate family members sharing the same household, and shares held jointly with spouses or as custodians or trustees with respect to each of the individuals listed in this table, as follows: Ms. D’Amato, 198,514 shares; Mr. Koons, 57,288 shares; Mr. Davis, 3,860 shares; Mr. Funk, 14,416 shares; Mr. Gilliam, 165,550 shares; Mr. Hall, 150,000 shares; Mr. Williams, 58,528 shares; and Mr. Wines, 60,292 shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. Prior to the reorganization, such officers and directors were required to file similar reports with the Office of Thrift Supervision. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all directors and executive officers of the Company complied with all such filing requirements during 2007.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The executive officers of the Company are compensated by the Bank. No officer receives compensation from the Company. The following table sets forth the total compensation paid to or accrued by the Bank for W. Michael Funk, the Company’s President and Chief Executive Officer, and Noel F. Pilon, the Company’s Senior Vice President and Chief Financial Officer, during the years indicated. No other executive officers of the Company had total compensation in 2007 which exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	All Other Compensation (2)	Total
W. Michael Funk President and Chief Executive Officer	2007	$164,598	$5,000	$17,972	$187,570
	2006	149,159	16,000	15,893	181,052

Noel F. Pilon Senior Vice President and Chief Financial Officer	2007	$97,213	$2,000	$16,806	$116,019
	2006	90,888	10,000	11,975	112,863

(1)	Consists of discretionary performance bonuses earned in the years indicated and paid in March of the following year.
(2)	Consists of, for 2007: (i) $13,266 and $10,706 in life and health insurance premiums paid by the Bank on behalf of Messrs. Funk and Pilon; (ii) a $4,706 and $1,300 matching contribution made by the Bank to the 401(k) plan accounts of Messrs. Funk and Pilon; and (iii) $4,800 in corporate secretary fees paid by the Bank to Mr. Pilon.

Bonuses paid to all executive officers of the Company are based on the employee’s performance, as assessed by the Salary and Personnel Committee.

Executive Compensation Discussion

The Company’s executive compensation program is designed to (i) attract and retain key executives critical to the success of the Company; (ii) integrate performance and compensation with the short and long-term strategic plans of the Company; (iii) reward performance with respect to achieving the Company’s goals; and (iv) align the interests of the executives with the long-term interests of the shareholders. The compensation program of the Company for its executive officers is generally administered at the direction of the Salary and Personnel Committee and is reviewed annually. No executive officer receives compensation from the Company. All compensation is paid through the Bank.

In determining executive compensation, the Salary and Personnel Committee reviews all elements of each executive officer’s total compensation and considers both objective and subjective criteria. With respect to the objective portion of the performance evaluation, the committee specifically considers certain financial performance measures of the Company, including but not limited to, net income and return on equity. As to the subjective component, the Salary and Personnel Committee considers the executive’s level of responsibility and performance, and the individual’s contribution in achieving the Company’s long-term mission.

The Salary and Personnel Committee considers input from the Chief Executive Officer with respect to executive officers that report to him and makes appropriate recommendations to the Board of Directors. In determining the Chief Executive Officer’s compensation, the committee uses the same objective and subjective measures previously discussed and their subjective assessment of the Chief Executive Officer’s contributions to the overall success of the Company.

Employment Agreements and Termination or Change in Control Agreements

Employment Agreement. On January 1, 2005, the Bank entered into an employment agreement with W. Michael Funk, its Executive Vice President and Chief Executive Officer. The employment agreement has an initial three-year term and renews automatically each year to maintain a three-year term unless either party elects not to renew the agreement prior to the renewal date. The agreement provides for an annual base salary of $125,000, which may be adjusted annually by the Board of Directors (but not below the base salary), and an annual cash bonus in such amounts as may be determined by the Board.

Pursuant to the terms of the agreement, the Bank may terminate Mr. Funk’s employment at any time for “cause” (as defined in the agreement) without incurring any additional obligations. If the Bank terminates his employment for any reason other than for “cause” or if he terminates his employment for “good reason” (as defined in the agreement), the Bank will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement will terminate in the event that there is a change in control of the Bank, at which time the change in control agreement described below between the Bank and Mr. Funk will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

Change in Control Agreement. On January 1, 2005, the Bank also entered into an agreement with Mr. Funk that becomes effective upon a change in control of the Bank. Under the terms of this agreement, the Bank or its successor agrees to continue to employ Mr. Funk for a term of three years after the date of a change in control. During the term of the contract, Mr. Funk will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year and a bonus at least equal to the highest bonus paid to Mr. Funk in any of the two years prior to the change in control. If his employment is terminated during the three years other than for “cause” or “disability” (as defined in the agreement), or if Mr. Funk should terminate employment (i) because a material term of his contract is breached by the Bank or its successor or (ii) through his voluntary termination during the 90-day period following the one-year anniversary of the change in control, he will be entitled to a lump sum payment, in cash, within 30 days after the date of termination, equal to 2.9 times the sum of his base salary, annual bonus and equivalent benefits.

In connection with the reorganization, the Company became a party to such agreements.

Benefits

401(k) Profit Sharing Plan. The Bank maintains a 401(k) profit sharing plan which is designed to promote the future economic welfare of the employees of the Bank and to encourage employee savings. Employee deferrals of salary and employer contributions made under the 401(k) plan, together with the income thereon, are accumulated in individual accounts maintained in trust on behalf of the employee participants, and is made available to the employee participants upon retirement and under certain other circumstances as provided in the plan. Since employee deferrals of salary and employer contributions made under the 401(k) plan are made on a tax deferred basis, employee participants are able to enjoy significant income tax savings by participating in the 401(k) plan.

An employee of the Bank becomes eligible to participate in the 401(k) plan on the entry date, defined as the first day of a calendar month nearest the date he or she completes three months of service, provided he or she is at least age 21. Participants may elect to defer amounts up to 100% of their annual compensation to the 401(k) plan, subject to the limit imposed by law, which was $15,500 for 2007. The Bank makes matching contributions equal to 50% of the first 3% of compensation deferred and may make additional discretionary matching contributions. The Bank may also make discretionary profit sharing contributions, allocated to eligible employees on the basis of relative compensation, or “qualified non-elective contributions” allocated on the basis of relative compensation but only to eligible non-highly compensated employees.

OTHER MATTERS

The Board of Directors of the Company is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS

The bylaws of the Company provide that for a shareholder to bring new business before an annual meeting the proposal must be stated in writing and filed with the Secretary of the Company at least 20 days before the date of the annual meeting. To be considered for inclusion in the Company’s proxy statement relating to the 2009 Annual Meeting of Shareholders, a proposal must be received no later than December 29, 2008 and comply with the Company’s bylaws. To be considered for presentation at such meeting, although not included in the Company’s proxy statement, a shareholder proposal must comply with the Company’s bylaws and must be delivered to the Company at least 20 days before the date of the 2009 Annual Meeting of Shareholders. We have not set a date for the 2009 Annual Meeting, but we anticipate that it will take place in late May 2009. We urge you to send all proposals of this kind by certified mail, return receipt requested, to the attention of the Corporate Secretary, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

ANNUAL REPORT

Upon receipt of a written request, the Company will furnish to any shareholder, without a charge, a copy of the Company’s 2007 Annual Report on Form 10-KSB that was filed with the SEC pursuant to the provisions of the Exchange Act. Such written requests should be directed to Mr. Noel F. Pilon, Chief Financial Officer, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

VIRGINIA SAVINGS BANCORP, INC.

Board of Directors Audit Committee Charter

Statement of Policy

A soundly conceived, effective Audit Committee is essential to the management, operation, and financial reporting process of Virginia Savings Bancorp, Inc. and its subsidiaries (the “Company”). The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, and investment community in overseeing and monitoring (1) the quality and integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, (2) the independent public accountant’s qualifications, independence and performance, (3) the performance of the Company’s internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent public accountant, the internal auditor, and the financial management of the Company.

The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent public accountant. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent public accountant (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent public accountant shall report directly to the Audit Committee.

Organization

Members

The Audit Committee shall be composed of at least three (3) directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Each member of the Audit Committee shall meet the independence, experience, and financial literacy requirements of the listing requirements of The NASDAQ Stock Market, LLC, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”), as determined by the Board. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission, or the Company shall explain why it has no such expert in the Company’s proxy statement relating to its annual shareholders’ meeting. Audit Committee members shall not simultaneously serve on the audit committee of more than two other public companies. The members of the Audit Committee and its Chair shall be annually appointed by the Board of Directors. Audit Committee members may be replaced by the Board.

Committee membership standards will be maintained in accordance with applicable banking laws and regulations.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than once per fiscal quarter. For the transaction of business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum. The act of a majority of the committee members participating at any meeting of the Audit Committee at which a quorum is present shall be the act of the Audit Committee.

At the committee’s discretion, the management of the Company, the internal auditor, the independent public accountant and/or Corporate Secretary may be requested to attend any meeting or portion thereof of the Audit Committee. Any such attendance by a person who is not a member of the Audit Committee shall be in non-voting capacity.

The Audit Committee shall provide an open avenue of communication between the internal auditor and independent public accountant and the Audit Committee, and periodically shall meet separately in private sessions with management, the internal auditor, and the independent public accountant. The Audit Committee shall report on its activities to the Board of Directors on a regular basis.

Minutes

Minutes shall be prepared for all meetings of the Audit Committee to document the committee’s discharge of its responsibilities. The minutes shall provide an accurate record of the proceedings, and shall be read and approved at the next meeting of the Audit Committee.

The minutes of the Audit Committee actions shall be presented to the Board of Directors at its next regular or special meeting.

Annual Evaluation and Charter

The Audit Committee shall evaluate the performance of the Audit Committee annually, and review and reassess the adequacy of the Audit Committee Charter annually and recommend any proposed changes to the Board of Directors for approval.

Outside Advisors

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to the independent public accountant for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee necessary or appropriate to carry out its duties.

Authority and Responsibilities

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibilities. In fulfilling its stated role under the Audit Committee’s Statement of Policy, the responsibilities of the Audit Committee are as follows:

Oversight of the Company’s Relationship with the Independent Public Accountant

The Audit Committee shall:

1. Be directly responsible, in its capacity as a committee of the Board of Directors, for the appointment, compensation, retention and oversight of the work of the independent public accountant (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In this regard, the Audit Committee shall exercise sole authority to appoint, evaluate, and, as necessary, replace the independent public accountant (subject, if applicable, to shareholder ratification). The independent public accountant shall report directly to the Audit Committee.

2. Pre-approve all audit and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent public accountant, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been preapproved). In addition, the Audit Committee shall establish policies and procedures for the engagement of the independent public accountant to provide permitted non-audit services, which may include approval in advance by a subcommittee or member or members of the Audit Committee of all permitted non-audit services to be performed by the independent public accountant.

3. Review and evaluate the lead partner of the independent public accountant team.

4. At least annually, obtain a report by the independent public accountant describing: (a) the accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

5. At least annually, obtain and review a report by the independent public accountant describing any relationships between the firm and the Company and any other relationships that may adversely affect the independence of the accounting firm. Actively engage in a dialogue with the independent public accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm. Evaluate the qualifications, performance and adequacy of the quality controls of the accounting firm and consider the independence of the accounting firm, including whether the accounting firm’s provision of permitted non-audit services is compatible with maintaining the firm’s independence. The committee shall present its conclusions with respect to the independent public accountant to the Board of Directors.

6. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent accounting firm on a regular basis.

7. Set clear hiring policies for employees and former employees of the independent public accountant.

8. Meet with the independent public accountant prior to the audit to discuss the planning, staffing and scope of the audit. The audit scope shall include a requirement that the independent public accountant inform the Committee of any significant changes in the audit plan.

Oversight of Financial Reporting and Disclosure Matters

9. Review and discuss with management the Company’s financial reporting process, financial statements and major disclosures, and the adequacy and effectiveness of the Company’s system of internal controls and disclosure controls and procedures.

10. Review and discuss with the independent public accountant the Company’s system of internal controls, including information technology security and control and including any major issues as to the adequacy of the Company’s internal controls (together with management’s responses and any special steps adopted in light of material control deficiencies).

11. Review and discuss with the independent public accountant the adequacy of the Company’s financial reporting process and receive from the independent public accountant reports required by the Commission.

12. Review and discuss with management and the independent public accountant the annual audited financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and management’s critical accounting policies and practices, and recommend to the Board whether the audited financial statements should be included in the Company’s Form l0-K.

13. Review and discuss with management and the independent public accountant the Company’s quarterly financial statements, including the results of the independent public accountant’s reviews of the quarterly financial statements and disclosures made in management’s discussion and analysis and management’s critical accounting policies and practices, prior to the filing of its Form 10-Q.

14. Review and discuss with management and the independent public accountant their analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, the appropriateness of accounting principles followed by the Company, significant changes in the Company’s selection or application of accounting principles, and major issues regarding the Company’s accounting principles and financial statement presentations.

15. Discuss with management and the independent public accountant the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

16. Request and receive from the independent public accountant, and review with the independent public accountant, a report relating to (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountant; and (c) any material written communications between the independent public accountant and management, such as any management letter or schedule of unadjusted differences.

17. Meet periodically with management, the independent public accountant, and the internal auditor to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

18. Discuss with management and the independent public accountant the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

19. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

20. Discuss with the independent public accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties, including any restrictions on the scope of the independent public accountant’s activities or on access to requested information, and any significant disagreements between management and the independent public accountant, and management’s response thereto.

21. Prepare a report for inclusion in the Company’s proxy statement, disclosing that the Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent public accountant the matters required by

Statement on Auditing Standards No. 61 and, based upon these discussions, recommend to the Board of Directors whether the audited financial statements should be included in the annual report on Form 10-K.

Oversight of the Company’s Internal Audit Function

22. Review the annual internal audit program in terms of the scope of the audit conducted or schedules of the audit to be conducted, and review the internal audit budget and staffing levels.

23. Discuss with the independent public accountant and management the internal auditor’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

24. Review the significant reports to management prepared by the internal auditor and management’s responses.

25. On a regular basis, meet separately with the internal auditor team leader to discuss any matters that the Committee or the internal auditor believes should be discussed outside of management’s presence.

26. Appoint and, as necessary, replace the internal auditor, if such function is outsourced, or if such function is staffed internally by the Company, appoint and as necessary, replace the senior internal auditing staff member.

27. Review the effectiveness of the internal audit function, including whether or not the function should be outsourced or staffed internally.

28. Inquire regarding the adequacy and effectiveness of the Company’s system of internal controls and any recommendations for improvements.

Compliance Oversight Responsibilities

29. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30. Obtain reports from management, the internal auditor team leader and the independent public accountant that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics.

31. Review reports and disclosures of insider and affiliated party transactions and pre-approve all such transactions required to be approved pursuant to the listing standards of The NASDAQ Stock Market LLC, as applicable.

32. Discuss with management and the independent public accountant any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

33. Discuss with the Company’s legal counsel matters that may have a material impact on the financial statements or the Company’s compliance policies.

34. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

Limitation of the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty of the Audit Committee or its members to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountant.

Each member of the Audit Committee shall be entitled to rely on (1) the integrity of the persons and organizations within and outside the Company from which it receives information; (2) the accuracy of financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors); and (3) representations made by management as to any non-audit services provided by the independent public accountant to the Company.

REVOCABLE PROXY

VIRGINIA SAVINGS BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints W. Michael Funk and J. William Gilliam, or either of them, as proxies, with power of substitution in each, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Virginia Savings Bancorp, Inc. (the “Company”) held of record by the undersigned at the close of business on March 31, 2008, at the Annual Meeting of Shareholders to be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on May 22, 2008, at 1:00 p.m., or any adjournment or postponement thereof, for the following purposes:

1.	To elect the individuals named below as directors of the Company for a term of three years.

☐ FOR	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

Samuel J. Baggarly

Kent E. Coons

Arnold M. Williams, Sr.

Instruction:	To withhold authority to vote for any nominee(s), mark “For All Except” and write nominee(s’) name(s) in the space provided below.

2.	In their discretion, to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Note: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy, if properly executed and delivered, will revoke all previous proxies.

Signature		Signature

	, 2008		, 2008
Date		Date

I plan  ☐ , do not plan  ☐ , to attend the 2008 Annual Meeting.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY